AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT
THIS AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into by and between Replimune, Inc. (the “Company”) and Sushil Patel (the “Executive”) as of December 30, 2022 (“Amendment Effective Date”).
WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement, dated on May 3, 2021 (the “A&R Agreement”);
WHEREAS, effective as of the Amendment Effective Date, the Executive will transition his position from the Chief Commercial Officer of the Company to the Chief Strategy Officer of the Company and the Company and the Executive desire to amend the A&R Agreement to reflect the Executive’s change in position and duties; and
WHEREAS, Section 26 of the A&R Agreement provides that the A&R Agreement may be changed only by a written document signed by the Executive and the Company.
NOW, THEREFORE, the Executive and the Company hereby agree that, effective as of the Amendment Effective Date, the A&R Agreement shall be amended as follows:
1.Employment; Duties. Section 1(b)(i) of the A&R Agreement is hereby amended and replaced in its entirety to read as follows:
“(i)    Effective as of the Effective Date, the Executive shall serve as the Chief Commercial Officer of the Company. Effective as of December 30, 2022 and continuing during the Term, the Executive shall transition from the Chief Commercial Officer of the Company to the Chief Strategy Officer of the Company, with duties, responsibilities, and authority commensurate therewith, and shall continue to report to the Chief Executive Officer of the Company (the “CEO”). The Executive shall perform all duties and accept all responsibilities incident to such position as may be reasonably assigned to the Executive by the CEO.”
2.Entire Agreement; Amendment. This Amendment shall amend, and is incorporated into and made part of, the A&R Agreement. To the extent any term or provision of this Amendment may be deemed expressly inconsistent with any term or provision in the A&R Agreement, the terms and provisions of this Amendment shall control. Except as expressly amended by this Amendment, all of the terms, conditions and provisions of the A&R Agreement are hereby ratified and continue unchanged and remain in full force and effect.
3.Governing Law; Forum. This Amendment shall be governed by, and construed and enforced in accordance with, the substantive and procedural laws of Massachusetts without regard to rules governing conflicts of law. Any lawsuit arising under this Amendment or otherwise from the Executive’s employment with the Company shall be brought solely in a state or federal court located in Massachusetts.
4.Counterparts. This Amendment may be executed in any number of counterparts (including facsimile or e-signature counterparts), each of which shall be an original, but all of which together shall constitute one instrument.

(Signature Page Follows)

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                REPLIMUNE, INC.
                _/s/ Philip Astley-Sparke___________________
                Name: Philip Astley-Sparke
                Title:     Chief Executive Officer

                EXECUTIVE

                _/s/ Sushil Patel__________________________
                Name:    Sushil Patel

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